Exhibit 99.1

Everspin Reports First Quarter 2019 Financial Results

CHANDLER, Ariz.--(BUSINESS WIRE)--May 8, 2019--Everspin Technologies, Inc. (Nasdaq: MRAM), the market leader in MRAM, today announced financial results for the first quarter ended March 31, 2019.

First Quarter and Recent Highlights

  Total revenue was $10.0 million
  Gross margin improved sequentially to 48%
  Operating expenses decreased by 19% year-over-year
  Secured two design-ins for 28nm 1Gb STT-MRAM product
  Support extended for 256Mb STT-MRAM in third enterprise storage array product by lead all-flash array customer
  Appointed Troy Winslow as Vice President of Global Sales

“Revenue in the quarter exceeded the high-end of our guidance range with gross margins improving 350 basis points sequentially, reflecting yield improvements on Toggle production,” stated Kevin Conley, Everspin’s President and CEO. “We also continued to advance sampling of our 1Gb STT-MRAM product with select customers and recently secured two design-ins since introducing the product only a few months ago.

“Our first quarter results represent the new baseline upon which we are building our future growth strategy. We remain focused on strategically expanding high-value Toggle revenue opportunities, broadening the customer base and ecosystem partners for our STT-MRAM products, as well as maintaining disciplined execution across all areas of our business.”

First Quarter 2019 Results

Total revenue for the first quarter of 2019 was $10.0 million, compared to $14.9 million in the first quarter of 2018, which included $5.5 million in licensing, royalty and other revenue, and $12.3 million in the previous quarter.

Gross margin for the first quarter of 2019 was 47.7%, compared to 67.0% in the first quarter of 2018, which included the benefit from a material one-time licensing agreement, and 44.2% in the previous quarter.

Operating expenses for the first quarter of 2019 were $9.0 million, compared to $11.1 million in the year-ago quarter and $8.8 million in the previous quarter.

Net loss for the first quarter of 2019 was $4.3 million, or ($0.25) per share, based on 17.1 million weighted-average shares outstanding, compared to a net loss of $1.3 million, or ($0.09) per share, in the first quarter of 2018, and a net loss of $3.5 million, or ($0.20) per share, in the fourth quarter of 2018.

Cash and cash equivalents as of March 31, 2019 were $18.5 million, compared to $23.4 million at the end of the fourth quarter of 2018.

Business Outlook

For the second quarter of 2019, Everspin expects total revenue in the range of $9.6 million and $10.0 million. Net loss per share is expected to be between ($0.27) and ($0.23) based on an weighted-average share count of 17.2 million shares outstanding.

Conference Call

Everspin will host a conference call for analysts and investors today at 5:00 p.m. Eastern Time. Interested participants can access the call by dialing 1-844-889-7788 and providing passcode 1435658. International callers may join the call by dialing +1-661-378-9932, using the same code. The call will also be available as a live and archived webcast in the Investor Relations section of the company’s website at investor.everspin.com.

A telephone replay of the conference call will be available approximately two hours after the call until May 15, 2019, at midnight Eastern Time. The replay can be accessed by dialing 1-855-859-2056 and using the passcode 1435658. International callers should dial +1-404-537-3406 and enter the same passcode at the prompt.

About Everspin Technologies

Headquartered in Chandler, Arizona, Everspin Technologies, Inc. is the worldwide leader in the design, volume production and distribution of Magnetoresistive RAM (MRAM) into markets and applications where data persistence, performance, and endurance are paramount. Serving applications across the data center, industrial, and transportation markets, Everspin has built the strongest and fastest-growing foundation of MRAM users in the world. For more information, visit www.everspin.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements regarding future events that involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to the statements made under the caption “Business Outlook.” Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, the risks set forth in Everspin’s Form 10-K filed with the Securities and Exchange Commission on March 15, 2019, under the caption “Risk Factors.” Subsequent events may cause these expectations to change, and Everspin disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

EVERSPIN TECHNOLOGIES, INC.
Condensed Balance Sheets
(In thousands, except share and per share amounts)

	March 31,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$18,515	$23,379
Accounts receivable, net	5,982	7,522
Inventory	9,659	9,097
Prepaid expenses and other current assets	595	688
Total current assets	34,751	40,686
Property and equipment, net	4,108	4,286
Right-of-use assets	3,272	—
Other assets	73	73
Total assets	$42,204	$45,045

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,692	$2,637
Accrued liabilities	4,424	5,001
Current portion of long-term debt	5,972	5,977
Lease liabilities	1,542	—
Total current liabilities	13,630	13,615
Long-term debt, net of current portion	5,075	6,509
Lease liabilities, net of current portion	2,117	—
Total liabilities	20,822	20,124
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 5,000,000 shares authorized; no shares issued and outstanding as of March 31, 2019 and December 31, 2018	—	—
Common stock, $0.0001 par value per share; 100,000,000 shares authorized; 17,108,063 and 17,095,456 shares issued and outstanding as of March 31, 2019 and December 31, 2018	2	2
Additional paid-in capital	159,629	158,912
Accumulated deficit	(138,249)	(133,993)
Total stockholders’ equity	21,382	24,921
Total liabilities and stockholders’ equity	$42,204	$45,045

EVERSPIN TECHNOLOGIES, INC.
Condensed Statements of Operations and Comprehensive Loss
(In thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Product sales	$9,023	$9,365
Licensing, royalty, and other revenue	1,003	5,488
Total revenue	10,026	14,853
Cost of sales	5,241	4,898
Gross profit	4,785	9,955
Operating expenses:
Research and development	3,998	6,480
General and administrative	3,595	3,219
Sales and marketing	1,364	1,366
Total operating expenses	8,957	11,065
Loss from operations	(4,172)	(1,110)
Interest expense	(211)	(211)
Other income, net	127	44
Net loss and comprehensive loss	$(4,256)	$(1,277)
Net loss per common share, basic and diluted	$(0.25)	$(0.09)
Weighted-average shares used to compute net loss per common share, basic and diluted	17,097,999	14,789,036

EVERSPIN TECHNOLOGIES, INC.
Condensed Statement of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended
	March 31,
	2019	2018
Cash flows from operating activities
Net loss	$(4,256)	$(1,277)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	393	373
Loss on disposal of property and equipment	20	—
Stock-based compensation	704	625
Non-cash interest expense	81	100
Compensation expense related to vesting of common stock to GLOBALFOUNDRIES	—	237
Changes in operating assets and liabilities:
Accounts receivable	1,540	(5,580)
Inventory	(562)	888
Prepaid expenses and other current assets	93	(617)
Other assets	—	(20)
Accounts payable	(955)	1,315
Accrued liabilities	(187)	257
Lease liabilities	(20)	—
Shipping term reversal	—	(39)
Net cash used in operating activities	(3,149)	(3,738)
Cash flows from investing activities
Purchases of property and equipment	(225)	(244)
Net cash used in investing activities	(225)	(244)
Cash flows from financing activities
Proceeds from the issuance of common stock, net of offering costs	—	24,609
Payments on debt	(1,500)	—
Payments on finance lease obligation	(3)	(3)
Proceeds from exercise of stock options and purchase of shares in employee stock purchase plan	13	309
Net cash (used in) provided by financing activities	(1,490)	24,915
Net (decrease) increase in cash and cash equivalents	(4,864)	20,933
Cash and cash equivalents at beginning of period	23,379	12,950
Cash and cash equivalents at end of period	$18,515	$33,883
Supplementary cash flow information:
Interest paid	$135	$111
Operating cash flows paid for operating leases	$416	$—
Financing cash flows paid for finance leases	$3	$—
Non-cash investing and financing activities:
Purchases of property and equipment in accounts payable	$20	$73

CONTACT:
Everspin Investor Relations Contact:
Leanne K. Sievers, President
Shelton Group Investor Relations
T: 949-224-3874
E: sheltonir@sheltongroup.com